Exhibit 99.1

QUIDELORTHO REPORTS PRELIMINARY REVENUE RESULTS FOR THIRD QUARTER 2022

QuidelOrtho to Report Third Quarter 2022 Financial Results on November 2, 2022

SAN DIEGO, CA – October 12, 2022 – QuidelOrtho Corporation (NASDAQ: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in vitro diagnostics technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced preliminary revenue results for the third quarter ended October 2, 2022.

The Company expects total revenues in the third quarter of 2022 to be in the range of $782 million to $785 million. COVID-19 product revenue is expected to be approximately $171 million and non-COVID-19 product revenue is expected to be in the range of $611 million to $614 million. COVID-19 product revenue included both shipments of an unanticipated government order and strong retail demand. While details on profits are not yet available, the Company expects COVID-19 product revenue to come through at or above overall Company margins. The preliminary revenue results described herein are based on management’s initial analysis for the third quarter ended October 2, 2022 and are subject to adjustments based on the Company’s completion of its quarter end financial close process.

“In our first full quarter as a combined company, we delivered outstanding topline results. We are particularly pleased with the strong performance of our Transfusion Medicine business, as well as our Sofia® platform, which saw portfolio gains on top of increased COVID-19 product revenue,” said Douglas Bryant, Chairman and Chief Executive Officer of QuidelOrtho. “Our Labs business performed well while overcoming challenges in China and with global supply chains, and we made further progress on the ramp of our Savanna® molecular system. Thanks to the extraordinary dedication and cross-organizational collaboration of our people, we are achieving critical integration milestones, creating exciting new cross-selling opportunities, and realizing our synergy targets for both costs and revenue at this time.”

Quarterly Conference Call Information

QuidelOrtho will report financial results for its third quarter 2022 after the market close on Wednesday, November 2, 2022. Following the release of financial results, QuidelOrtho will hold a conference call beginning at 2:00 p.m. PDT / 5:00 p.m. EDT to discuss the financial results. Interested parties can access the conference call on the “Events & Presentations” section of the “Investor Relations” page of QuidelOrtho’s website at https://ir.quidelortho.com/. Those unable to access the webcast may join the call via phone by dialing 844-200-6205 (domestic) or 929-526-1599 (international) and entering Conference ID number 968016.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of QuidelOrtho’s website, under the “Events & Presentations” section.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) unites the power of Quidel Corporation and Ortho Clinical Diagnostics behind a shared mission of developing and manufacturing innovative technologies that raise the performance of diagnostic testing and create better patient outcomes across the entire healthcare continuum.

Exhibit 99.1
Ranked among the world’s largest in vitro diagnostics (IVD) providers with more than 120 years of collective experience, we combine industry-leading expertise in immunoassay and molecular testing with a global footprint in clinical labs and transfusion medicine.

Our company’s comprehensive product portfolio delivers accuracy, speed, automation and access, providing critical information when and where it is needed most. Inspired by a spirit of service, the QuidelOrtho family is committed to enhancing the well-being of people worldwide and happy in the knowledge we are making a difference. For more information, please visit www.quidelortho.com.
Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this press release by words such as “may,” “will,” “would,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue,” or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, QuidelOrtho’s commercial, integration and other strategic goals, future financial and operating results, future plans, objectives, strategies, expectations and intentions, and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of QuidelOrtho’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the business of QuidelOrtho generally. Additional risks and factors are identified under “Risk Factors” in QuidelOrtho’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2022 and subsequent reports filed with the Commission. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. QuidelOrtho has no obligation to update any of the forward-looking information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof.

Investor Contact:
Bryan Brokmeier, CFA
IR@Quidel.com

Media Contact:
media@Quidel.com